Exhibit 99.2

Strategic Hotel Capital, Inc.

Supplemental Financial Information

September 30, 2005

Strategic Hotel Capital, Inc.

Supplemental Financial Information

September 30, 2005

Supplemental Financial Information

September 30, 2005

CORPORATE INFORMATION

The Company

Strategic Hotel Capital, Inc. is an industry-leading owner and asset manager of high-end hotels and resorts. We own a quality portfolio of upper upscale and luxury hotels and resorts in desirable North American and European locations. Our portfolio is made up of 18 properties totaling 8,316 rooms. We own unique hotels with complex operations, sophisticated customers and multiple revenue streams. Our properties include large convention hotels, business hotels and resorts, which are managed by internationally recognized hotel management companies.

Our asset management expertise is what truly distinguishes us. Asset management is our focus, our core competency, and our competitive advantage. Our business is driven by our team’s depth of knowledge and hands-on expertise in every aspect of the lodging industry. While our focus is to drive top line revenues, we importantly focus on every component of bottom line profitability. We use our experience to make selective, value added acquisitions and recycle capital through thoughtful and planned dispositions. Simply put, we are utilizing our expert management skills in building a great hotel company which will provide attractive returns for our shareholders.

Strategic Hotel Capital, Inc. is a real estate investment trust (REIT) and is traded on the New York Stock Exchange under the symbol SLH.

Fiscal Year End:

December 31

Number of Full-Time Equivalent Employees:

40

Corporate Headquarters:

77 West Wacker Drive, Suite 4600

Chicago, IL 60601

(312) 658-5000

Company Contact: James Mead Chief Financial Officer (312) 658-5000	At Financial Relations Board: Claire Koeneman Financial Relations Board (312) 640-6768

Supplemental Financial Information

September 30, 2005

Board of Directors

John C. Deterding

Chairman of the Board and Chairman of the Corporate Governance and Nominating Committee

Laurence S. Geller

Director, President and Chief Executive Officer

Robert P. Bowen

Director and Chairman of the Audit Committee

Michael Brennan

Director

Robert M. Falzon

Director

Thomas A. Hassard

Director

Jonathan A. Langer

Director

Robert J. Watson

Director and Chairman of the Compensation Committee

Supplemental Financial Information

September 30, 2005

Executive Officers

Laurence S. Geller

President and Chief Executive Officer

James E. Mead

Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Richard J. Moreau

Senior Vice President — Asset Management

Patricia A. Needham

Senior Vice President

John Kenneth Tyler Barrett

Vice President — Asset Management

David R. Hogan

Vice President — Asset Management

Monte J. Huber

Vice President, Controller, and Treasurer (Principal Accounting Officer)

Paula C. Maggio

Vice President, Secretary and General Counsel

Robert T. McAllister

Vice President — Tax

Janice J. Peterson

Vice President — Human Capital

Timothy J. Taylor

Vice President — Capital Projects

Paul T. White

Vice President — Asset Management

Supplemental Financial Information

September 30, 2005

Equity Research Coverage

Firm	Analyst	Telephone

Banc of America Securities, LLC	J. Cogan	(415) 627-2501

Deutsche Bank North America	Marc Falcone	(212) 250-7417

Goldman, Sachs & Co.	Steven Kent	(212) 902-6752

Green Street Advisors, Inc.	John Arabia	(949) 640-8780

Raymond James & Associates	William Crow	(727) 567-2594

Wachovia Securities	Jeffrey Donnelly	(617) 603-4262

JMP Securities	Will Marks	(415) 835-8944

Strategic Hotel Capital is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Strategic Hotel Capital’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Strategic Hotel Capital or its management. Strategic Hotel Capital does not by its reference here imply its endorsement of, or concurrence with, such information, conclusions or recommendations.

Supplemental Financial Information

September 30, 2005

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

September 30, 2005
Capitalization
Common shares outstanding	43,878
Operating partnership units outstanding	8,366
Restricted stock units outstanding	517

Combined shares and units outstanding	52,761
Common stock price at end of period	$18.26

Common equity capitalization	$963,416
Preferred equity capitalization	100,000
Consolidated debt (includes liabilities of assets held for sale)	689,061
Pro rata share of unconsolidated debt	29,570
Pro rata share of consolidated debt allocated to Intercontinental Hotels Group	(30,300)
Cash and cash equivalents	(63,556)

Total enterprise value	$1,688,191

Dividends Per Share
Common dividends declared (holders of record on March 31, 2005):	$0.22

Common dividends declared (holders of record on June 30, 2005):	$0.22

Common dividends declared (holders of record on September 30, 2005):	$0.22

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Rooms	$63,632	$39,170	$189,000	$199,666
Food and beverage	38,091	23,766	114,898	105,917
Other hotel operating revenue	12,380	9,482	38,229	36,112

	114,103	72,418	342,127	341,695
Lease revenue	5,514	5,692	13,493	20,919

Total revenues	119,617	78,110	355,620	362,614

Operating Costs and Expenses:
Rooms	16,257	10,051	44,868	51,339
Food and beverage	28,265	18,488	81,982	81,935
Other departmental expenses	34,661	23,679	96,490	96,623
Management fees	3,078	2,750	11,635	12,514
Other property level expenses	7,453	5,121	21,359	22,084
Lease expense	2,977	3,189	9,968	3,189
Depreciation and amortization	13,278	9,701	36,256	47,684
Corporate expenses	5,379	4,299	14,786	24,493

Total operating costs and expenses	111,348	77,278	317,344	339,861

Operating income	8,269	832	38,276	22,753

Interest expense	(10,215)	(5,882)	(27,531)	(55,107)
Interest income	382	42	1,126	1,003
Loss on early extinguishment of debt	—	(17)	—	(20,903)
Other income (expenses), net	2,425	1,359	7,048	(684)

Income (loss) before income taxes, minority interests and discontinued operations	861	(3,666)	18,919	(52,938)
Income tax expense	(214)	(405)	(2,749)	(760)
Minority interests	(235)	989	(4,339)	1,917

Income (loss) from continuing operations	412	(3,082)	11,831	(51,781)
Income (loss) from discontinued operations	486	(27)	2,298	74,532

Net income (loss)	898	(3,109)	14,129	22,751
Preferred shareholder dividend	(2,125)	—	(4,628)	—

Net (loss) income available to common shareholders	$(1,227)	$(3,109)	$9,501	$22,751

Basic (Loss) Earnings Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(0.04)	$(0.11)	$0.22	$(2.31)
Income from discontinued operations available to common shareholders per share	0.01	0.00	0.07	3.32

Net (loss) income available to common shareholders per share	$(0.03)	$(0.11)	$0.29	$1.01

Basic weighted-average common shares outstanding	36,691	28,857	32,420	22,437

Diluted (Loss) Earnings Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(0.04)	$(0.11)	$0.22	$(2.31)
Income from discontinued operations available to common shareholders per share	0.01	0.00	0.07	3.32

Net (loss) income available to common shareholders per share	$(0.03)	$(0.11)	$0.29	$1.01

Diluted weighted-average common shares outstanding	36,691	28,857	32,605	22,437

Our condensed consolidated statement of operations for the nine months ended September 30, 2004 include the results of the 14 hotel interests owned and leased by the company as of September 30, 2004, as well as the results of seven other hotels, which were distributed out of the company on June 29, 2004 in connection with the IPO and in which the company no longer has an ownership interest.

Supplemental Financial Information

September 30, 2005 and December 31, 2004

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(UNAUDITED)

	September 30, 2005	December 31, 2004
Assets
Property and equipment	$1,290,827	$952,717
Less accumulated depreciation	(208,003)	(222,150)

Net property and equipment	1,082,824	730,567

Goodwill	66,656	66,438
Intangible assets (net of accumulated amortization of $940 and $87, respectively)	2,842	1,613
Assets held for sale	64,916	—
Investment in hotel joint venture	12,427	12,060
Cash and cash equivalents	63,556	40,071
Restricted cash and cash equivalents	29,906	26,979
Accounts receivable (net of allowance for doubtful accounts of $333 and $361, respectively)	35,798	21,056
Deferred financing costs (net of accumulated amortization of $3,604 and $1,420, respectively)	10,841	11,178
Other assets	80,930	80,388
Insurance recoveries receivable	31,360	—

Total assets	$1,482,056	$990,350

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$654,061	$489,140
Bank credit facility	—	54,000
Liabilities of assets held for sale	41,421	—
Accounts payable and accrued expenses	91,707	58,946
Distributions payable	11,531	8,709
Deferred fees on management contracts	—	2,333
Deferred gain on sale of hotels	102,430	119,616

Total liabilities	901,150	732,744

Minority interests in SHCI’s operating partnership	74,513	61,053
Minority interests in consolidated joint ventures	15,612	—

Shareholders’ equity:
8.5% Series A Cumulative Redeemable Preferred Shares ($0.01 par value; 4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	97,540	—
Common shares ($0.01 par value; 150,000,000 common shares authorized; 43,878,273 and 30,035,701 common shares issued and outstanding, respectively)	439	300
Additional paid-in capital	688,020	483,691
Deferred compensation	(2,405)	(1,731)
Accumulated deficit	(257,744)	(271,873)
Accumulated distributions to shareholders	(41,250)	(13,447)
Accumulated other comprehensive income (loss)	6,181	(387)

Total shareholders’ equity	490,781	196,553

Total liabilities and shareholders’ equity	$1,482,056	$990,350

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

REIT Hotel Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
REIT Hotel Revenues:
Rooms	$63,632	$39,170	$189,000	$121,596
Food and beverage	38,091	23,766	114,898	70,070
Other hotel operating revenue	12,380	9,482	38,229	27,418

	114,103	72,418	342,127	219,084
Lease revenue (b)	5,514	5,692	13,493	17,384

REIT hotel revenues	119,617	78,110	355,620	236,468

REIT Hotel Expenses:
Rooms	16,257	10,051	44,868	27,425
Food and beverage	28,265	18,488	81,982	52,070
Other departmental expenses	34,661	23,679	96,490	65,332
Management fees	3,078	2,750	11,635	9,593
Other property level expenses	7,453	5,121	21,359	12,316
Lease expense	2,977	3,189	9,968	3,189

REIT hotel expenses	92,691	63,278	266,302	169,925

REIT Hotel Adjusted Operating Income	26,926	14,832	89,318	66,543

Interest expense, net	(9,833)	(5,840)	(26,405)	(31,866)
Loss on early extinguishment of debt	—	(17)	—	(8,240)
Other income (expenses), net (c)	1,175	109	3,298	(1,934)

Income before income taxes and minority interests	18,268	9,084	66,211	24,503

Income tax expense	(214)	(405)	(2,749)	(760)
Minority interests (d)	(235)	989	(4,339)	1,917

REIT Hotel Income	17,819	9,668	59,123	25,660

REIT depreciation and amortization	(13,278)	(9,701)	(36,256)	(27,999)
Corporate expenses	(5,379)	(4,299)	(14,786)	(24,493)
Asset management fees related to distributed assets (e)	1,250	1,250	3,750	1,250
Non-REIT hotel results, net	—	—	—	(26,199)
Income (loss) from discontinued operations	486	(27)	2,298	74,532

Net Income (Loss)	$898	$(3,109)	$14,129	$22,751

Supplemental Financial Information Three and Nine Months Ended September 30, 2005 and 2004

(a) REIT hotel operating data above excludes the results of operations of the distributed assets that are required to be included in GAAP financial statement presentations prior to the date of the IPO because we are deemed to have continuing involvement as a result of our agreement to asset manage those assets. In addition, REIT hotel operating data above also excludes the results of operations of hotels sold or held for sale. As a result, we have presented only REIT hotel operating results and a reconciliation of REIT hotel income to net income (loss), the most directly comparable GAAP measure.

REIT hotel operating results are presented because we believe that it most fairly represents comparable period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. Because of the elimination of the non-REIT hotel operations, the REIT hotel operating results do not represent our total revenues, expenses or operating profit in accordance with GAAP. These results should be considered in combination with our GAAP financial statements by investors when evaluating our performance.

(b) Until March 1, 2004, the Hamburg Marriott was accounted for under the equity method. After March 1, 2004 when we acquired our joint venture partner’s 65% leasehold interest in the property, we record lease revenue for the Hamburg Marriott. Lease revenue for the three and nine months ended September 30, 2004 includes revenues from the Hyatt Regency New Orleans until June 29, 2004 when we converted the Hyatt Regency New Orleans lease to a management agreement. Prior to June 29, 2004, the Paris Marriott Champs Elysees was accounted for as a finance obligation and we consolidated its results because of a continuing involvement in supporting the financing of the property through a collateralized guarantee. On June 29, 2004, we recorded a sale and leaseback related to the Paris Marriott Champs Elysees. Subsequent to June 29, 2004, we earn only lease revenue from the Hamburg Marriott and the Paris Marriott Champs Elysees.

(c) Other income (expenses), net includes our equity in earnings or losses of our investments in the Prague hotel joint venture for the three and nine months ended September 30, 2005 and 2004. Earnings or losses from our investment in the Hamburg Marriott hotel joint venture are included in the nine months ended September 30, 2004 until the acquisition of our joint venture partner’s interest in the property on March 1, 2004.

(d) Minority interests represent interests held by others in SHC Funding and other entities controlled by SHCI, or for periods prior to the Offering, SHCI’s predecessor, Strategic Hotel Capital, LLC (SHC LLC). There are two components to SHCI’s minority interests. First, the Company reflects minority interests related to the InterContinental Chicago and Miami hotels on the balance sheet for the 15% portion of the properties consolidated by SHCI, but not owned by the Company. The $15,612,000 minority interest balance was established based on the agreed upon fair market value of the assets at the time of the transaction. The earnings or losses from these properties attributable to minority interests are normally reflected as minority interests in the statements of operations; however, based on the partnership agreements with IHG, SHCI receives a preferred return of all the net cash flow (as defined in the agreements) at the properties through December 31, 2005, up to a certain threshold. SHCI does not believe that threshold will be exceeded in 2005. Second, minority interest in SHC Funding on the consolidated balance sheets is calculated by dividing the number of units held by the minority interests by the sum of SHCI’s units and the units held by the minority interests, all calculated based on the units outstanding at the end of the period. Net income (loss) is allocated to minority interests in SHC Funding based on their weighted average ownership percentages during the period. The ownership percentage is calculated by dividing the number of units held by the minority interests by the sum of SHCI’s units and the units held by the minority interests, all calculated based on the weighted average days outstanding.

Prior to the Offering, minority interests represented the limited partners’ interests in limited partnerships that were controlled by SHCI’s predecessor, SHC LLC. The carrying value of the minority interest was increased by the minority interests’ share of partnership earnings and reduced by their semi-annual partnership cash distributions as well as return of capital distributions. SHC LLC’s units issued upon exchange of the limited partnership units have been accounted for at the cost of the minority interest surrendered.

(e) The Company has an asset management agreement with SHC LLC, under which the Company manages the day-to-day business of SHC LLC for an annual fee of $5,000,000, payable monthly in arrears. The term of the agreement is for five years, commenced on June 29, 2004 and will renew automatically unless prior written notice is given. In addition, SHC LLC has the right to terminate the agreement if certain events occur. On each of September 8, 2005 and November 9, 2005, SHC LLC disposed of a property. SHC LLC has also entered into a purchase and sale agreement for the disposition of one additional property. As a result of the expected disposition of these three properties during 2005, beginning on January 1, 2006, the asset management fee is expected to be reduced by approximately $2,078,000 annually.

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

Discontinued Operations

The results of operations of hotels sold or held for sale have been classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. On February 6, 2004, the Company sold its hotel located in Washington, D.C. that was held for sale as of December 31, 2003. Net sale proceeds aggregated $156,354,000. Additionally, the Company sold the Marriott Schaumburg on October 7, 2005 and the Embassy Suites Lake Buena Vista on October 27, 2005 for net sale proceeds aggregating $79,830,000. The assets and liabilities of these properties are classified as held for sale as of September 30, 2005 and the results of operations are included in income (loss) from discontinued operations for all periods presented. The following is a summary of income (loss) from discontinued operations for the three and nine months ended September 30, 2005 and 2004:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(in thousands)		(in thousands)
Hotel operating revenue	$7,166	$6,954	$22,599	$21,384
Lease revenue	—	—	—	257

Total revenues	7,166	6,954	22,599	21,641

Operating costs and expenses	5,238	5,558	16,123	16,348
Depreciation and amortization	948	1,052	2,782	3,126

Total operating costs and expenses	6,186	6,610	18,905	19,474

Operating income	980	344	3,694	2,167

Interest expense	(493)	(372)	(1,376)	(2,567)
Interest income	—	1	13	10
Loss on early extinguishment of debt	—	—	—	(1,060)
Income tax expense	(1)	—	(33)	—
Gain on sale of assets	—	—	—	75,982

Income (loss) from discontinued operations	$486	$(27)	$2,298	$74,532

Supplemental Financial Information

September 30, 2005

Non-GAAP Financial Measures

In addition to REIT hotel income, four other non-GAAP financial measures are presented for the Company that we believe are useful to investors as key measures of our operating performance: Funds from Operations, or FFO; Fully Converted FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; and Adjusted EBITDA. Reconciliation of these measures to net (loss) income, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net (loss) income under GAAP. NAREIT defines FFO as net (loss) income (computed in accordance with GAAP) excluding (losses) or gains from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present Fully Converted FFO, which is FFO plus convertible debt interest expense and minority interest expense on convertible minority interests. We believe that the presentation of FFO and Fully Converted FFO provides useful information to investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net (loss) income excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA for 2005 and 2004 is presented on a full participation basis, which means we have assumed conversion of all operating partnership minority interests into the Company’s common shares. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they provide investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Adjusted EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA should not be considered as an alternative measure of our net (loss) income or operating performance. FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net (loss) income , and provide an explanatory description by footnote of the items excluded from FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA. Prior year amounts have been adjusted to conform to the current year presentation of a fully converted basis.

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

Reconciliation of Net (Loss) Income Available to Common Shareholders to EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net (loss) income available to common shareholders	$(1,227)	$(3,109)	$9,501	$22,751
Depreciation and amortization - continuing operations	13,278	9,701	36,256	47,684
Depreciation and amortization - discontinued operations	948	1,052	2,782	3,126
Interest expense - continuing operations	10,215	5,882	27,531	55,107
Interest expense - discontinued operations	493	372	1,376	2,567
Income taxes - continuing operations	140	669	2,980	983
Income taxes - discontinued operations	1	—	33	—
Minority interests	235	(989)	4,339	(1,917)
Adjustments from unconsolidated affiliates	1,113	1,329	3,135	4,608
Preferred shareholder dividend	2,125	—	4,628	—

EBITDA (a)	27,321	14,907	92,561	134,909
Realized portion of deferred gain on sale leasebacks	(1,048)	(1,122)	(3,294)	(1,122)

Adjusted EBITDA (a)	$26,273	$13,785	$89,267	$133,787

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net (loss) income because these gains (losses) have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Loss on early extinguishment of debt from continuing operations amounted to $17 and $20,903 for the three and nine months ended September 30, 2004, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $1,060 for the nine months ended September 30, 2004.

•	Gain on sale of assets from discontinued operations amounted to $75,982 for the nine months ended September 30, 2004.

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

Reconciliation of Net (Loss) Income Available to Common Shareholders to

Funds From Operations (FFO) and FFO - Fully Converted

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net (loss) income available to common shareholders	$(1,227)	$(3,109)	$9,501	$22,751
Depreciation and amortization - continuing operations	13,278	9,701	36,256	47,684
Depreciation and amortization - discontinued operations	948	1,052	2,782	3,126
Gain on sale of assets - continuing operations	—	—	(42)	—
Gain on sale of assets - discontinued operations	—	—	—	(75,982)
Realized portion of deferred gain on sale leasebacks	(1,048)	(1,122)	(3,294)	(1,122)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	320	322	995	322
Minority interests adjustments	(3,055)	(2,807)	(8,302)	(2,931)
Adjustments from unconsolidated affiliates	529	881	1,574	2,680

FFO (a)	9,745	4,918	39,470	(3,472)
Convertible debt interest expense	—	—	—	4,105
Convertible minority interests	3,290	1,818	12,641	1,014

FFO - Fully Converted (a)	$13,035	$6,736	$52,111	$1,647

(a)	FFO and Fully Converted FFO have not been adjusted for the following amounts included in net (loss) income because these gains (losses) have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Loss on early extinguishment of debt from continuing operations amounted to $17 and $20,903 for the three and nine months ended September 30, 2004, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $1,060 for the nine months ended September 30, 2004.

Supplemental Financial Information

September 30, 2005

Debt Summary

(dollars in thousands)

Debt	Encumbered Hotels	Interest Rate		Spread over LIBOR	Loan Amount		Maturity Date
Bank credit facility	14	6.16	%(a)	295 bp	$—		June 2007
CMBS Floating Rate	9	5.18%		141 bp	275,000	(b)	Sept. 2006
CMBS Fixed Rate	3	5.43%		Fixed	205,143		July 2011
InterContinental Floating Rate	2	5.52%		175 bp	202,000		April 2007
Other debt	1	6.70%		300 bp	6,918		May 2014

					$689,061

(a)	Represents the weighted average interest rate for the nine months ended September 30, 2005.
(b)	Includes $35 million of mortgage debt related to Embassy Suites Lake Buena Vista Resort and Marriott Schaumburg that has been classified as liabilities of assets held for sale.

Caps	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Floating Rate Cap	5.00%	$104,000	July 2006
CMBS Floating Rate Additional Cap	5.00%	$75,000	Sept. 2006

Swaps	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
Swap A	3.62%	$96,000	June 2007
Swap B	4.59%	$75,000	April 2012
Swap C	4.42%	$75,000	April 2010
Swap D	4.12%	$50,000	June 2012

At September 30, 2005, future scheduled debt principal payments (including extension option) are as follows (including liabilities of assets held for sale):

Years ended December 31,	Amounts (in thousands)
2005	$463
2006	2,903
2007	3,067
2008	3,209
2009	278,421
Thereafter	400,998

Total	$689,061

Financing transactions in 2005:

On March 22, 2005, we amended the interest rate on the bank credit facility. Prior to the amendment, interest was payable monthly at either a base rate plus a spread of 2.50% or LIBOR plus a spread of 3.75%. Subsequent to the amendment, interest is payable monthly at either a base rate plus a spread of 1.70% or LIBOR plus a spread of 2.95%.

On April 1, 2005, the joint ventures (the Ventures) that own the InterContinental Chicago and Miami hotels completed three mortgage loan financings with German American Capital Corporation. Aggregate proceeds from these financings amounted to $202 million and are secured by mortgages on the two hotel properties purchased by the Ventures.

As required by the loan agreements described above, the Ventures purchased interest rate caps with notional amounts covering the entire $202 million of the floating rate notes. Concurrent with the purchase of the interest rate caps described above, SHC Funding entered into an agreement to sell caps with notional amounts of $202 million.

On April 12, 2005, the Company executed $150 million in corporate interest rate swap agreements and on June 7, 2005, the Company executed an additional $50 million corporate interest rate swap agreement.

On July 28, 2005, the Company signed an agreement to increase the bank credit facility from $120 million to $175 million.

Supplemental Financial Information

September 30, 2005

PORTFOLIO DATA

Portfolio at September 30, 2005

Hotel	Location	Number of Rooms	% of Total Rooms	% of QTD September 2005 Property EBITDA
United States:
InterContinental Chicago (a)	Chicago, IL	807	11%	22%
Hyatt Regency Phoenix	Phoenix, AZ	696	8%	0%
Fairmont Chicago (b)	Chicago, IL	692	8%	8%
InterContinental Miami (a)	Miami, FL	641	8%	2%
Hilton Burbank Airport and Convention Center	Burbank, CA	488	6%	8%
Marriott Rancho Las Palmas Resort	Rancho Mirage, CA	444	5%	-4%
Hyatt Regency La Jolla at Aventine	La Jolla, CA	419	5%	9%
Marriott Lincolnshire Resort	Lincolnshire, IL	390	5%	6%
Loews Santa Monica Beach Hotel	Santa Monica, CA	342	4%	15%
Ritz-Carlton Half Moon Bay	Half Moon Bay, CA	261	3%	12%

Total United States		5,180	63%	78%

Mexican:
Four Seasons Mexico City	Mexico City, Mexico	240	3%	3%
Four Seasons Punta Mita Resort	Punta Mita, Mexico	140	2%	7%

Total Mexican		380	5%	10%

European:
InterContinental Prague (c)	Prague, Czech Republic	372	4%	5%
Marriott Hamburg (d)	Hamburg, Germany	277	3%	N/A
Paris Marriott Champs Elysees (e)	Paris, France	192	2%	N/A

Total European		841	9%	5%

Assets Under Redevelopment and Assets Held for Sale:
Hyatt Regency New Orleans (f)	New Orleans, LA	1,184	14%	0%
Marriott Schaumburg (g)	Schaumburg, IL	398	5%	4%
Embassy Suites Lake Buena Vista Resort (g)	Orlando, FL	333	4%	3%

Total Assets Under Redevelopment and Assets Held for Sale		1,915	23%	7%

		8,316	100%	100%

(a)	On April 1, 2005, we purchased an 85% controlling interest in the joint ventures that own the InterContinental Chicago and Miami hotels. We consolidate these hotels for reporting purposes.
(b)	On September 1, 2005, we purchased the Fairmont Chicago for $158.0 million. We have included the results of this hotel in the percentage of Property EBITDA calculation above only for our period of ownership.
(c)	We have a 35% interest in the joint venture that owns the InterContinental Prague and account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in other income (expenses), net in our consolidated statements of operations. The percentage of Property EBITDA above has been calculated based on our 35% ownership.
(d)	On March 1, 2004, we acquired the 65% interest we did not previously own in the joint venture that leases the Hamburg Marriott. On June 29, 2004, we eliminated the collateralized guarantee on the sale leaseback related to the property and no longer have continuing involvement which required treating the transaction as a financing. Accordingly, a sale of the Hamburg Marriott was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense. Since we only have a leasehold interest in this property, we have not included it in the percentage of Property EBITDA calculation above.
(e)	On June 29, 2004, we eliminated the collateralized guarantee related to the Paris Marriott Champs Elysees and no longer have continuing involvement as defined by generally accepted accounting principles. Accordingly, a sale of the Paris Marriott Champs Elysees was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense. Since we only have a leasehold interest in this property, we have not included it in the percentage of Property EBITDA calculation above.
(f)	In August 2005, a hurricane caused substantial damage to the Hyatt Regency New Orleans property. The hurricane damage also caused significant interruption to the business and the hotel has ceased significant operations. The property is currently under redevelopment. For purposes of the analysis above, the number of rooms represents fully operational rooms prior to the hurricane.
(g)	As of September 30, 2005, these properties have been classified as held for sale. Therefore, their results of operations have been included in income (loss) from discontinued operations for the three and nine months ended September 30, 2005 and 2004. However, for purposes of this comparison, the percentage of Property EBITDA calculation above reflects their operating results before they were reclassified to discontinued operations.

Supplemental Financial Information

Four Quarters Ended September 30, 2005

Seasonality by Geographic Region

Same store revenues have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August; (ii) exclusion of Marriott Schaumburg and Embassy Suites Lake Buena Vista Resort as their results of operations were reclassified to discontinued operations; and (iii) presentation of the European hotels without regard to either ownership structure or leaseholds. Acquisition properties and the related dates of purchase are as follows: Ritz-Carlton Half Moon Bay (August 24, 2004), InterContinental Chicago and InterContinental Miami (April 1, 2005), and Fairmont Chicago (September 1, 2005).

United States Hotels (as of September 30, 2005)

Acquisition property revenues - 4 Properties and 2,401 Rooms

Same store property revenues - 6 Properties and 2,779 Rooms

	Three Months Ended
	December 2004	March 31, 2005	June 30, 2005	September 30, 2005	Total
Acquisition property revenues	$12,171	$9,648	$41,839	$46,627	$110,285
Same store property revenues	52,963	57,589	53,918	48,805	213,275

Total revenues	$65,134	$67,237	$95,757	$95,432	$323,560
Same store seasonality %	24.8%	27.0%	25.3%	22.9%	100.0%

Mexican Hotels (as of September 30, 2005)

Same store property revenues - 2 Properties and 380 Rooms

	Three Months Ended
	December 2004	March 31, 2005	June 30, 2005	September 30, 2005	Total
Same store property revenues	$15,064	$17,085	$15,990	$12,646	$60,785
Same store seasonality %	24.8%	28.1%	26.3%	20.8%	100.0%

Total North American Hotels (as of September 30, 2005)

Acquisition property revenues - 4 Properties and 2,401 Rooms

Same store property revenues - 8 Properties and 3,159 Rooms

	Three Months Ended
	December 2004	March 31, 2005	June 30, 2005	September 30, 2005	Total
Acquisition property revenue	$12,171	$9,648	$41,839	$46,627	$110,285
Same store property revenue	68,027	74,674	69,908	61,451	274,060

Total revenues	$80,198	$84,322	$111,747	$108,078	$384,345
Same store seasonality %	24.8%	27.2%	25.5%	22.5%	100.0%

European Hotels (as of September 30, 2005)

Same store property revenues - 3 Properties and 841 Rooms

	Three Months Ended
	December 2004	March 31, 2005	June 30, 2005	September 30, 2005	Total
Same store property revenues	$19,999	$16,708	$23,179	$23,582	$83,468
Same store seasonality %	24.0%	20.0%	27.8%	28.2%	100.0%

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of the seven properties distributed out of the Company in connection with the IPO; (ii) exclusion of Ritz-Carlton Half Moon Bay, InterContinental Chicago, InterContinental Miami and Fairmont Chicago’s partial year results; (iii) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August; (iv) exclusion of Marriott Schaumburg and Embassy Suites Lake Buena Vista Resort as their results of operations were reclassified to discontinued operations; and (v) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of September 30, 2005)

6 Properties

2,779 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$149.75	$139.51	7.3%		$157.66	$147.80	6.7%
Average Occupancy	70.2%	68.5%	1.7	pts	73.1%	70.6%	2.5	pts
RevPAR	$105.13	$95.54	10.0%		$115.19	$104.28	10.5%
Total RevPAR	$196.01	$178.67	9.7%		$216.30	$198.57	8.9%
Property EBITDA Margin	19.6%	16.3%	3.3	pts	23.4%	21.5%	1.9	pts

Mexican Hotels (as of September 30, 2005)

2 Properties

380 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$305.59	$268.48	13.8%		$365.39	$346.07	5.6%
Average Occupancy	66.3%	61.3%	5.0	pts	70.6%	67.4%	3.2	pts
RevPAR	$202.47	$164.46	23.1%		$257.86	$233.09	10.6%
Total RevPAR	$361.73	$292.39	23.7%		$440.73	$391.11	12.7%
Property EBITDA Margin	21.9%	17.8%	4.1	pts	30.9%	30.6%	0.3	pts

Total North American Hotels (as of September 30, 2005)

8 Properties

3,159 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$167.98	$153.82	9.2%		$182.40	$171.07	6.6%
Average Occupancy	69.7%	67.6%	2.1	pts	72.8%	70.2%	2.6	pts
RevPAR	$117.12	$103.98	12.6%		$132.71	$120.03	10.6%
Total RevPAR	$216.41	$192.60	12.4%		$243.86	$222.12	9.8%
Property EBITDA Margin	20.1%	16.6%	3.5	pts	25.0%	23.5%	1.5	pts

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

European Hotels (as of September 30, 2005)

3 Properties

841 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$265.23	$256.27	3.5%		$249.41	$231.08	7.9%
Average Occupancy	86.7%	87.2%	(0.5	) pts	80.1%	81.1%	(1.0	) pts
RevPAR	$229.86	$223.59	2.8%		$199.80	$187.42	6.6%
Total RevPAR	$304.79	$297.38	2.5%		$276.45	$260.40	6.2%
Property EBITDA Margin	46.0%	45.1%	0.9	pts	41.3%	41.5%	(0.2	) pts

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

Selected Financial and Operating Information by Property (In Thousands, Except Operating Information)

The following tables present selected financial and operating information by property for the three and nine months ended September 30, 2005 and 2004. Property EBITDA reflects property net operating income plus depreciation and amortization.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change

HYATT REGENCY NEW ORLEANS

Selected Financial Information (For purposes of comparison, we have provided financial information for this property as if the hotel was subject to a management agreement (it was on a lease prior to June 2004)):

Total revenues	$6,024	$11,412	(47.2)%		$37,981	$44,314	(14.3)%
Property EBITDA	$126	$2,234	(94.4)%		$9,962	$12,604	(21.0)%

Selected Operating Information (The number of rooms for the three and nine months ended September 30, 2005 was calculated using an average rate assuming no rooms were in use for the month of September due to the hurricane):

Rooms	798	1,184	(386)		1,054	1,184	(130)
Average occupancy	51.3%	53.5%	(2.2	) pts	59.2%	62.8%	(3.6	) pts
ADR	$110.20	$119.51	(7.8)%		$136.55	$139.12	(1.8)%
RevPAR	$56.51	$63.97	(11.7)%		$80.85	$87.37	(7.5)%
Total RevPAR	$82.06	$104.77	(21.7)%		$132.01	$136.60	(3.4)%

INTERCONTINENTAL CHICAGO
Selected Financial Information:
Total revenues	$17,621	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$6,164	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our full periods of ownership. For the three months ended September 30, 2004, average occupancy was 83.0%, ADR was $162.99, RevPAR was $135.29 and Total RevPAR was $209.30. For the nine months ended September 30, 2005, average occupancy was 73.2%, ADR was $177.94, RevPAR was $130.16 and Total RevPAR was $200.97. For the nine months ended September 30, 2004, average occupancy was 72.0%, ADR was $159.88, RevPAR was $115.05 and Total RevPAR was $181.55):

Rooms	807	N/A	N/A		N/A	N/A	N/A
Average occupancy	83.0%	N/A	N/A		N/A	N/A	N/A
ADR	$182.46	N/A	N/A		N/A	N/A	N/A
RevPAR	$151.47	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$237.34	N/A	N/A		N/A	N/A	N/A

HYATT REGENCY PHOENIX
Selected Financial Information:
Total revenues	$5,135	$5,913	(13.2)%		$26,836	$26,939	(0.4)%
Property EBITDA	$(124)	$221	(156.1)%		$6,809	$7,611	(10.5)%

Selected Operating Information:
Rooms	696	712	(16)		696	712	(16)
Average occupancy	47.2%	56.7%	(9.5	) pts	66.0%	65.0%	1.0	pts
ADR	$100.59	$100.49	0.1%		$132.60	$132.20	0.3%
RevPAR	$47.52	$56.97	(16.6)%		$87.51	$85.96	1.8%
Total RevPAR	$80.19	$90.27	(11.2)%		$141.24	$138.09	2.3%

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
FAIRMONT CHICAGO

Selected Financial and Operating Information (No table has been provided since we did not own the property for the entire periods presented. For the three months ended September 30, 2005, average occupancy was 82.2%, ADR was $189.86, RevPAR was $156.15 and Total RevPAR was $258.99. For the three months ended September 30, 2004, average occupancy was 78.8%, ADR was $170.96, RevPAR was $134.79 and Total RevPAR was $225.21. For the nine months ended September 30, 2005, average occupancy was 75.1%, ADR was $181.44, RevPAR was $136.21 and Total RevPAR was $232.56. For the nine months ended September 30, 2004, average occupancy was 66.7%, ADR was $171.20, RevPAR was $114.27 and Total RevPAR was $197.17):

INTERCONTINENTAL MIAMI
Selected Financial Information:
Total revenues	$7,977	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$474	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our full periods of ownership. For the three months ended September 30, 2004, average occupancy was 50.8%, ADR was $105.42, RevPAR was $53.50 and Total RevPAR was $92.20. For the nine months ended September 30, 2005, average occupancy was 73.9%, ADR was $150.76, RevPAR was $111.35 and Total RevPAR was $193.24. For the nine months ended September 30, 2004, average occupancy was 65.0%, ADR was $137.60, RevPAR was $89.39 and Total RevPAR was $158.28):

Rooms	641	N/A	N/A		N/A	N/A	N/A
Average occupancy	65.0%	N/A	N/A		N/A	N/A	N/A
ADR	$119.30	N/A	N/A		N/A	N/A	N/A
RevPAR	$77.57	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$135.27	N/A	N/A		N/A	N/A	N/A

HILTON BURBANK AIRPORT AND CONVENTION CENTER
Selected Financial Information:
Total revenues	$7,292	$5,746	26.9%		$21,351	$17,569	21.5%
Property EBITDA	$2,273	$1,445	57.3%		$6,858	$4,749	44.4%

Selected Operating Information:
Rooms	488	488	—		488	488	—
Average occupancy	76.7%	61.2%	15.5	pts	75.4%	63.4%	12.0	pts
ADR	$125.87	$114.33	10.1%		$123.53	$113.98	8.4%
RevPAR	$96.48	$69.94	37.9%		$93.09	$72.28	28.8%
Total RevPAR	$162.42	$127.98	26.9%		$160.26	$131.39	22.0%

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
MARRIOTT RANCHO LAS PALMAS RESORT
Selected Financial Information:
Total revenues	$5,129	$4,807	6.7%		$24,447	$23,613	3.5%
Property EBITDA	$(1,204)	$(1,310)	8.1%		$1,890	$1,898	(0.4)%

Selected Operating Information:
Rooms	444	444	—		444	444	—
Average occupancy	65.1%	63.9%	1.2	pts	69.4%	69.9%	(0.5	) pts
ADR	$97.49	$96.30	1.2%		$153.78	$145.29	5.8%
RevPAR	$63.45	$61.50	3.2%		$106.73	$101.58	5.1%
Total RevPAR	$137.52	$128.89	6.7%		$218.50	$211.04	3.5%

HYATT REGENCY LA JOLLA AT AVENTINE
Selected Financial Information:
Total revenues	$9,908	$8,920	11.1%		$28,859	$25,029	15.3%
Property EBITDA	$2,509	$1,990	26.1%		$6,934	$4,831	43.5%

Selected Operating Information:
Rooms	419	419	—		419	419	—
Average occupancy	84.5%	80.2%	4.3	pts	79.7%	76.4%	3.3	pts
ADR	$165.45	$161.36	2.5%		$164.39	$151.91	8.2%
RevPAR	$139.77	$129.43	8.0%		$131.04	$116.11	12.9%
Total RevPAR	$257.03	$231.40	11.1%		$252.29	$218.01	15.7%

MARRIOTT SCHAUMBURG
Selected Financial Information (For purposes of comparison, we have provided financial information for this property before the operating results were reclassified to discontinued operations):
Total revenues	$3,952	$3,604	9.7%		$11,414	$10,736	6.3%
Property EBITDA	$1,173	$639	83.6%		$3,064	$1,940	57.9%

Selected Operating Information:
Rooms	398	398	—		398	398	—
Average occupancy	69.5%	70.9%	(1.4	) pts	66.6%	66.5%	0.1 pts
ADR	$112.99	$104.62	8.0%		$113.56	$106.30	6.8%
RevPAR	$78.52	$74.17	5.9%		$75.59	$70.66	7.0%
Total RevPAR	$118.21	$107.80	9.7%		$113.80	$107.04	6.3%

MARRIOTT LINCOLNSHIRE RESORT
Selected Financial Information:
Total revenues	$9,297	$8,937	4.0%		$25,514	$25,893	(1.5)%
Property EBITDA	$1,816	$1,546	17.5%		$3,811	$3,729	2.2%

Selected Operating Information:
Rooms	390	390	—		390	390	—
Average occupancy	75.5%	76.4%	(0.9	) pts	66.3%	73.3%	(7.0	) pts
ADR	$121.89	$115.28	5.7%		$120.44	$108.77	10.7%
RevPAR	$91.99	$88.02	4.5%		$79.85	$79.68	0.2%
Total RevPAR	$283.79	$272.80	4.0%		$259.61	$263.46	(1.5)%

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
LOEWS SANTA MONICA BEACH HOTEL
Selected Financial Information:
Total revenues	$12,044	$10,428	15.5%		$33,305	$29,298	13.7%
Property EBITDA	$4,298	$3,397	26.5%		$11,137	$9,106	22.3%

Selected Operating Information:
Rooms	342	342	—		342	342	—
Average occupancy	90.8%	86.4%	4.4	pts	87.5%	83.0%	4.5	pts
ADR	$281.16	$253.57	10.9%		$263.92	$244.09	8.1%
RevPAR	$255.36	$219.04	16.6%		$231.00	$202.62	14.0%
Total RevPAR	$382.79	$331.43	15.5%		$356.71	$312.65	14.1%

EMBASSY SUITES LAKE BUENA VISTA RESORT
Selected Financial Information (For purposes of comparison, we have provided financial information for this property before the operating results were reclassified to discontinued operations):
Total revenues	$3,214	$3,351	(4.1)%		$11,185	$10,649	5.0%
Property EBITDA	$755	$757	(0.3)%		$3,411	$3,096	10.2%

Selected Operating Information:
Rooms	333	333	—		333	333	—
Average occupancy	76.9%	86.4%	(9.5	) pts	80.4%	82.7%	(2.3	) pts
ADR	$117.08	$109.35	7.1%		$131.80	$121.66	8.3%
RevPAR	$89.99	$94.49	(4.8)%		$105.94	$100.65	5.3%
Total RevPAR	$104.91	$109.38	(4.1)%		$123.04	$116.71	5.4%

RITZ-CARLTON HALF MOON BAY
Selected Financial Information:
Total revenues	$14,663	N/A	N/A		$37,486	N/A	N/A
Property EBITDA	$3,257	N/A	N/A		$6,451	N/A	N/A

Selected Operating Information (This table includes statistical information only for our full periods of ownership. For the three months ended September 30, 2004, average occupancy was 74.1%, ADR was $336.20 RevPAR was $249.19 and Total RevPAR was $569.36 and for the nine months ended September 30, 2004, average occupancy was 63.9%, ADR was $316.42, RevPAR was $202.31 and Total RevPAR was $480.77 ):

Rooms	261	N/A	N/A		261	N/A	N/A
Average occupancy	76.0%	N/A	N/A		68.6%	N/A	N/A
ADR	$356.22	N/A	N/A		$326.57	N/A	N/A
RevPAR	$270.61	N/A	N/A		$224.01	N/A	N/A
Total RevPAR	$610.65	N/A	N/A		$526.10	N/A	N/A

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
FOUR SEASONS MEXICO CITY
Selected Financial Information:
Total revenues	$5,173	$4,783	8.2%		$16,496	$15,866	4.0%
Property EBITDA	$872	$810	7.7%		$3,476	$3,777	(8.0)%

Selected Operating Information:
Rooms	240	240	—		240	240	—
Average occupancy	59.9%	57.6%	2.3	pts	64.0%	62.0%	2.0	pts
ADR	$213.36	$207.46	2.8%		$219.47	$216.76	1.3%
RevPAR	$127.73	$119.55	6.8%		$140.37	$134.33	4.5%
Total RevPAR	$234.28	$216.62	8.2%		$251.77	$241.27	4.4%

FOUR SEASONS PUNTA MITA RESORT
Selected Financial Information:
Total revenues	$7,473	$5,439	37.4%		$29,225	$24,856	17.6%
Property EBITDA	$1,896	$1,011	87.5%		$10,667	$8,672	23.0%

Selected Operating Information:
Rooms	140	140	—		140	140	—
Average occupancy	77.2%	67.5%	9.7	pts	81.9%	76.6%	5.3	pts
ADR	$428.16	$357.81	19.7%		$560.75	$525.46	6.7%
RevPAR	$330.59	$241.44	36.9%		$459.27	$402.38	14.1%
Total RevPAR	$580.20	$422.28	37.4%		$764.65	$647.97	18.0%

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
INTERCONTINENTAL PRAGUE
Selected Financial Information (Amounts below are 100% of operations, of which SHCI owns 35%):
Total revenues	$9,068	$8,704	4.2%		$25,743	$24,532	4.9%
Property EBITDA	$4,268	$4,109	3.9%		$11,746	$11,443	2.6%

Selected Operating Information:
Rooms	372	372	—		372	372	—
Average Occupancy	86.6%	90.3%	(3.7	) pts	79.7%	81.2%	(1.5	) pts
ADR	$205.35	$195.64	5.0%		$208.00	$194.93	6.7%
RevPAR	$177.93	$176.76	0.7%		$165.77	$158.20	4.8%
Total RevPAR	$264.96	$254.32	4.2%		$253.49	$240.68	5.3%

MARRIOTT HAMBURG
Selected Financial Information (Amounts below are 100% of operations, of which SHCI owned 35% through March 2004):
Total revenues	$4,165	$4,316	(3.5)%		$12,619	$12,906	(2.2)%
Property EBITDA	$1,224	$1,189	2.9%		$3,786	$3,648	3.8%

Selected Operating Information:
Rooms	277	277	—		277	277	—
Average occupancy	84.7%	82.7%	2.0	pts	78.3%	80.3%	(2.0	) pts
ADR	$136.72	$139.83	(2.2)%		$146.20	$145.63	0.4%
RevPAR	$115.82	$115.71	0.1%		$114.46	$116.89	(2.1)%
Total RevPAR	$163.44	$169.36	(3.5)%		$166.87	$170.04	(1.9)%

PARIS MARRIOTT CHAMPS ELYSEES
Selected Financial Information:
Total revenues	$10,349	$9,989	3.6%		$25,108	$22,568	11.3%
Property EBITDA	$5,360	$5,084	5.4%		$10,686	$9,797	9.1%

Selected Operating Information:
Rooms	192	192	—		192	192	—
Average occupancy	89.5%	87.7%	1.8	pts	83.5%	82.2%	1.3	pts
ADR	$553.01	$535.69	3.2%		$465.46	$420.52	10.7%
RevPAR	$494.99	$469.97	5.3%		$388.86	$345.78	12.5%
Total RevPAR	$585.88	$565.50	3.6%		$479.01	$428.98	11.7%

Supplemental Financial Information

Three and Nine Months Ended September 30, 2005 and 2004

Reconciliation of Property EBITDA to EBITDA

(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005		2004		2005		2004
Hotel	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA
Hyatt Regency New Orleans	$126	$126	$2,234	$2,234	$9,962	$9,962	$12,604	$12,604
InterContinental Chicago (a)	6,164	6,164	—	—	—	12,523	—	—
Hyatt Regency Phoenix	(124)	(124)	221	221	6,809	6,809	7,611	7,611
Fairmont Chicago (b)	—	2,367	—	—	—	2,367	—	—
InterContinental Miami (a)	474	474	—	—	—	3,693	—	—
Hilton Burbank Airport and Convention Center	2,273	2,273	1,445	1,445	6,858	6,858	4,749	4,749
Marriott Rancho Las Palmas Resort	(1,204)	(1,204)	(1,310)	(1,310)	1,890	1,890	1,898	1,898
Hyatt Regency La Jolla at Aventine	2,509	2,509	1,990	1,990	6,934	6,934	4,831	4,831
Marriott Schaumburg (c)	1,173	—	639	—	3,064	—	1,940	—
Marriott Lincolnshire Resort	1,816	1,816	1,546	1,546	3,811	3,811	3,729	3,729
Loews Santa Monica Beach Hotel	4,298	4,298	3,397	3,397	11,137	11,137	9,106	9,106
Embassy Suites Lake Buena Vista Resort (c)	755	—	757	—	3,411	—	3,096	—
Ritz-Carlton Half Moon Bay	3,257	3,257	—	1,359	6,451	6,451	—	1,359
Four Seasons Mexico City	872	872	810	810	3,476	3,476	3,777	3,777
Four Seasons Punta Mita Resort	1,896	1,896	1,011	1,011	10,667	10,667	8,672	8,672
InterContinental Prague (d)	4,268	—	4,109	—	11,746	—	11,443	—
Marriott Hamburg (e)	1,224	17	1,189	40	3,786	87	3,648	1,360
Paris Marriott Champs Elysees (f)	5,360	2,185	5,084	2,089	10,686	2,653	9,797	6,847

	$35,137	$26,926	$23,122	$14,832	$100,688	$89,318	$86,901	$66,543

Adjustments:
Distributed Property EBITDA (see note on page 7)		$—		$—		$—		$28,387
Corporate expenses		(5,379)		(4,299)		(14,786)		(24,493)
Interest income		382		42		1,126		1,003
Loss on early extinguishment of debt		—		(17)		—		(20,903)
Other income (expenses), net		2,425		1,359		7,048		(684)
Income taxes		(73)		264		264		223
Income (loss) from discontinued operations		486		(27)		2,298		74,532
Depreciation and amortization - discontinued operations		948		1,052		2,782		3,126
Interest expense - discontinued operations		493		372		1,376		2,567
Adjustments from unconsolidated affiliates		1,113		1,329		3,135		4,608

EBITDA		$27,321		$14,907		$92,561		$134,909

(a)	On April 1, 2005, we purchased an 85% controlling interest in the joint ventures that own the InterContinental Chicago and Miami hotels. We consolidate these hotels for reporting purposes.
(b)	On September 1, 2005, we purchased the Fairmont Chicago for $158.0 million. We have not included the results of this hotel in Property EBITDA above since we did not own the property for the entire period.
(c)	As of September 30, 2005, these properties have been classified as held for sale. Therefore, their results of operations have been included in income (loss) from discontinued operations for the three and nine months ended September 30, 2005 and 2004.
(d)	We have a 35% interest in the joint venture that owns the InterContinental Prague and account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in other income (expenses), net in our consolidated statements of operations.
(e)	On March 1, 2004, we acquired the 65% interest we did not previously own in the joint venture that leases the Hamburg Marriott. On June 29, 2004, we eliminated the collateralized guarantee on the sale leaseback related to the property and no longer have continuing involvement which required treating the transaction as a financing. Accordingly, a sale of the Hamburg Marriott was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense.
(f)	On June 29, 2004, we eliminated the collateralized guarantee related to the Paris Marriott Champs Elysees and no longer have continuing involvement as defined by generally accepted accounting principles. Accordingly, a sale of the Paris Marriott Champs Elysees was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense.